Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES FISCAL 2015
EARNINGS OF $5.6 MILLION

•	Net loan growth for the year of $108.4 million, or 17.9%

•	Tangible book value per share of $12.48 at September 30, 2015, up $0.42 year over year

•	Basic EPS of $0.35 for the year, a 20.7% increase year over year, which includes an after-tax charge of $0.08 in the current year related to the early termination of FDIC loss share agreements

•	Bankcard and deposit fee income grew by $1.1 million, or 11.8%, during the year

•	Relatively flat noninterest expense

•	Nonperforming assets at 0.73% of total assets at September 30, 2015

•	Repurchased 2.2 million shares for $25.5 million during the year

West Point, Georgia, October 29, 2015 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $5.6 million for the year ended September 30, 2015, or $0.35 and $0.34 per basic and diluted share, respectively, compared with $6.0 million, or $0.29 and $0.28 per basic and diluted share, respectively, for the year ended September 30, 2014. Net income for the quarter ended September 30, 2015, was $553,000, or $0.04 per basic and diluted share, compared with $1.0 million, or $0.06 per basic and diluted share, for the quarter ended September 30, 2014.

During the fourth quarter of fiscal 2015, the Company announced that its wholly-owned subsidiary, CharterBank (the “Bank”), entered into agreements with the Federal Deposit Insurance Corporation (the “FDIC”) that terminated the Bank's loss share agreements with the FDIC. Due to the early termination of these agreements, the Bank realized a one-time pre-tax charge of approximately $2.5 million, resulting primarily from the write-off of the remaining FDIC indemnification asset and settlement charges paid to the FDIC. The after tax one-time charge, along with related amortization, had an $0.08 impact on earnings per share for the quarter and year ended September 30, 2015.

Despite the one-time charge to income, earnings per basic share for the year ended September 30, 2015 increased 20.7% due primarily to a 9.9% increase in net interest income and relatively flat noninterest expense, combined with a reduced outstanding share count as a result of the continued share repurchase program.

Quarterly Operating Results

Quarterly earnings for the fourth quarter of fiscal 2015 compared with the fourth quarter of fiscal 2014 were positively impacted by the following items:

Exhibit 99.1

•	Loan interest income, excluding accretion and amortization of loss share receivable, increased $848,000.

•	Net interest margin, excluding accretion and amortization of loss share receivable, was 3.37% for the quarter ended September 30, 2015, compared with 2.95% for the same quarter of fiscal 2014.

•	The cost of deposits decreased to 42 basis points for the quarter ended September 30, 2015, compared to 49 basis points for the quarter ended September 30, 2014.

•	Total interest expense decreased $154,000, or 11.2%.

•	Deposit and bankcard fee income increased by a combined $255,000.

•	Gain on sale of loans and loan servicing release fees increased $92,000, or 25.2%.

•	Net cost of operations of real estate owned decreased by $79,000.

The above increases to net income were more than offset by the following items:

•	One-time charge to noninterest income of $2.5 million due to early termination of FDIC loss share agreements.

•	Total noninterest expense increased $588,000.

Chairman and CEO Robert L. Johnson said, “Despite the one-time charge to income related to the FDIC loss share termination, we still generated net income of $553,000, or $0.04 basic and diluted earnings per share, for the final quarter of fiscal 2015. We are pleased with the continued improvement in our core earnings. Our net interest margin, excluding purchase accounting, was 3.37% for the quarter ending September 30, 2015, which was significantly improved from 2.95% for the quarter ending September 30, 2014.”

Financial Condition

The Company's total assets remained relatively unchanged at $1.0 billion at September 30, 2015, compared with September 30, 2014. Net loan growth and shares repurchased during fiscal 2015 were funded primarily by the utilization of the Company's cash and cash equivalents. Net loans grew $108.4 million, or 17.9%, to $714.8 million at September 30, 2015, from $606.4 million at September 30, 2014.

Mr. Johnson continued, “During the fourth quarter of fiscal 2015, our total loan portfolio increased on a year-over-year basis for the eighth consecutive quarter. Continued loan portfolio growth is important to realizing increased profitability through higher operating and capital leverage.”

Total deposits were $738.9 million at September 30, 2015, compared with $717.2 million at September 30, 2014. This increase was due in part to a $13.2 million increase in transaction accounts during the year ended September 30, 2015.

Total stockholders' equity decreased to $204.9 million at September 30, 2015, compared to $225.0 million at September 30, 2014, due predominantly to $25.5 million of share repurchases during fiscal 2015. Tangible book value per share grew to $12.48 at September 30, 2015, an increase of $0.42, compared to $12.06 at September 30, 2014.

Net Interest Income and Net Interest Margin

Net interest income increased to $9.3 million for the quarter ended September 30, 2015, compared with $7.1 million for the quarter ended September 30, 2014. Interest income increased $2.1 million due to an $848,000 increase in loan interest income, excluding accretion and amortization of loss share receivable, combined with a $1.2 million increase in net purchase discount accretion and amortization. This improvement in net interest income was further aided by a $154,000, or 11.2%, decrease in total interest expense quarter over quarter. The Company's net interest margin, excluding the effects of purchase accounting, was 3.37% for the quarter ended September 30, 2015, compared with 2.95% for the quarter ended September 30, 2014.

Net interest income for the year ended September 30, 2015, increased $3.0 million to $32.9 million compared to the prior year, while interest expense decreased by $717,000. Net interest margin, excluding the effects of purchase accounting, improved 39 basis points to 3.26%, while net interest margin, including the impact of purchase accounting, improved 45 basis points to 3.67% for the year ended September 30, 2015.

Provision for Loan Losses

The Company recorded no provision for loan losses in the quarter or year ended September 30, 2015, due to the continued improvement in the credit quality of the loan portfolio and a negative provision related to covered loans in fiscal 2014.

Exhibit 99.1

Accounting for FDIC-Assisted Acquisitions

As mentioned previously, the Bank terminated all loss share agreements with the FDIC related to FDIC-assisted acquisitions of failed banks between 2009 and 2011.

Mr. Johnson continued, “We are very pleased to have reached the agreement with the FDIC to end all loss share agreements. Although the overall venture was successful for the Bank, as well as the affected customers and communities, we look forward to realizing the long-term benefits associated with loss share termination.”

Under purchase accounting rules, the Company currently expects to realize remaining loan discount accretion of $3.5 million over the next two years.

Noninterest Income and Expense

Noninterest income for the quarter ended September 30, 2015 decreased $2.2 million, due to the one-time charge related to the end of loss share with the FDIC. Noninterest income for the quarter ended September 30, 2015 was $1.5 million compared with $3.7 million for the prior year period. Partially offsetting the FDIC receivable impairment was a $255,000 increase to bankcard fee and other deposit fee income. Noninterest expense for the quarter ended September 30, 2015 of $10.0 million increased $588,000 compared with the same period in fiscal 2014. This increase was primarily attributable to increases in salaries and employee benefits, occupancy and furniture and equipment.

Noninterest income for the year ended September 30, 2015 decreased $1.9 million, or 13.7%, due primarily to the $2.5 million loss share charge in the current year and a $1.1 million true-up receipt from the completion and renegotiation of a processing contract in the prior year. Bankcard fee income and other deposit fee income increased $1.1 million and gain on sale of loans increased $509,000 for the year ended September 30, 2015 compared to the prior year. Noninterest expense remained relatively unchanged at $36.8 million for the year ended September 30, 2015. Decreases in legal and professional fees and the net cost of real estate owned were offset by increases in salaries and employee benefits and other noninterest expense.

Asset Quality

Asset quality remained strong with nonperforming assets at 0.73% of total assets and the allowance for loan losses at 1.30% of total loans and 229.85% of nonperforming loans at September 30, 2015. Due to the termination of loss share agreements with the FDIC in the fourth quarter of fiscal 2015, approximately $2.9 million of previously covered other real estate owned (OREO) was added to the Company's consolidated nonperforming assets. The Company had net loan recoveries of $281,000 on non-covered loans for the year ended September 30, 2015, compared to net loan charge-offs of $416,000 on non-covered loans for the same period in fiscal 2014.

Capital Management

During the quarter ended September 30, 2015, the Company repurchased 377,207 shares for approximately $4.7 million, or $12.42 per share. During fiscal 2014 and 2015, the Company repurchased a combined 7.1 million shares, or 31.2%, of the Company's common stock at a discount to tangible book value of $9.7 million.

Mr. Johnson concluded, “Over the past two years, we have utilized our excess capital in several ways, including the repurchase of shares at a discount to tangible book value, payment of dividends, and loan portfolio growth. Meanwhile, we are actively working on potential acquisitions and opportunities that would be accretive to earnings. We will also continue to seek to enhance stockholder value through leverage of our expense structure and improving noninterest income.”

About Charter Financial Corporation

Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in west-central Georgia, east-central Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.

Exhibit 99.1

Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “working on,” “continue to,” “seek,” and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the effect of any acquisition or other strategic initiatives that we determine to pursue; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	September 30, 2015	September 30, 2014
Assets
Cash and amounts due from depository institutions	$9,921,822	$10,996,959
Interest-earning deposits in other financial institutions	20,421,403	88,465,994
Cash and cash equivalents	30,343,225	99,462,953
Loans held for sale, fair value of $1,444,042 and $2,090,469	1,406,902	2,054,722
Investment securities available for sale	184,404,089	188,743,273
Federal Home Loan Bank stock	3,515,600	3,442,900
Loans receivable	725,673,178	617,219,716
Unamortized loan origination fees, net	(1,423,456)	(1,382,106)
Allowance for loan losses	(9,488,512)	(9,470,897)
Loans receivable, net	714,761,210	606,366,713
Other real estate owned	3,410,538	7,315,791
Accrued interest and dividends receivable	2,668,406	2,459,347
Premises and equipment, net	19,660,012	20,571,541
Goodwill	4,325,282	4,325,282
Other intangible assets, net of amortization	547,581	423,676
Cash surrender value of life insurance	48,423,510	47,178,128
FDIC receivable for loss sharing agreements	—	10,531,809
Deferred income taxes	7,378,312	8,231,002
Other assets	6,234,667	9,254,001
Total assets	$1,027,079,334	$1,010,361,138

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$738,855,076	$717,192,200
FHLB advances	62,000,000	55,000,000
Advance payments by borrowers for taxes and insurance	1,745,753	1,312,283
Other liabilities	19,547,895	11,901,786
Total liabilities	822,148,724	785,406,269
Stockholders’ equity:
Common stock, $0.01 par value; 16,027,654 shares issued and outstanding at September 30, 2015 and 18,261,388 shares issued and outstanding at September 30, 2014	160,277	182,614
Preferred stock, $0.01 par value; 50,000,000 shares authorized at September 30, 2015 and September 30, 2014	—	—
Additional paid-in capital	95,355,054	119,586,164
Unearned compensation – ESOP	(5,551,193)	(5,984,317)
Retained earnings	114,362,386	111,924,543
Accumulated other comprehensive income (loss)	604,086	(754,135)
Total stockholders’ equity	204,930,610	224,954,869
Total liabilities and stockholders’ equity	$1,027,079,334	$1,010,361,138
__________________________________

(1)	Financial information at September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2015	2014	2015	2014
Interest income:
Loans receivable	$9,542,999	$9,439,668	$36,375,782	$35,003,936
Mortgage-backed securities and collateralized mortgage obligations	691,233	818,617	3,050,233	3,612,636
Federal Home Loan Bank stock	33,945	32,017	142,947	134,795
Other investment securities available for sale	243,461	16,022	617,677	72,336
Interest-earning deposits in other financial institutions	7,973	64,229	93,432	331,045
Amortization of FDIC loss share receivable	—	(1,910,707)	(2,387,205)	(3,507,017)
Total interest income	10,519,611	8,459,846	37,892,866	35,647,731
Interest expense:
Deposits	663,474	775,176	2,727,372	3,255,032
Borrowings	559,800	602,376	2,285,550	2,474,733
Total interest expense	1,223,274	1,377,552	5,012,922	5,729,765
Net interest income	9,296,337	7,082,294	32,879,944	29,917,966
Provision for loan losses	—	(126,896)	—	(712,560)
Net interest income after provision for loan losses	9,296,337	7,209,190	32,879,944	30,630,526
Noninterest income:
Service charges on deposit accounts	1,690,972	1,551,840	6,449,248	5,815,479
Bankcard fees	1,075,541	960,011	4,032,421	3,556,754
(Loss) gain on investment securities available for sale	—	—	(27,209)	200,704
Bank owned life insurance	320,565	326,779	1,245,382	1,252,246
Gain on sale of loans and loan servicing release fees	458,699	366,350	1,612,335	1,103,586
Brokerage commissions	164,987	137,776	732,336	590,255
FDIC receivable for loss sharing agreements impairment	(2,529,134)	(235,824)	(2,434,903)	(174,291)
Other	314,535	601,348	719,620	1,932,277
Total noninterest income	1,496,165	3,708,280	12,329,230	14,277,010
Noninterest expenses:
Salaries and employee benefits	5,585,634	5,241,096	20,712,215	19,763,210
Occupancy	2,029,880	1,847,491	7,670,236	7,476,771
Legal and professional	404,274	371,722	1,382,300	1,681,667
Marketing	343,766	469,915	1,282,226	1,445,963
Federal insurance premiums and other regulatory fees	191,337	190,187	755,872	891,615
Net (benefit) cost of operations of real estate owned	(19,011)	59,896	35,562	434,433
Furniture and equipment	278,160	177,427	881,465	727,627
Postage, office supplies and printing	186,055	219,353	872,837	865,853
Core deposit intangible amortization expense	60,045	79,696	266,451	380,210
Other	922,206	737,691	2,972,536	2,542,841
Total noninterest expenses	9,982,346	9,394,474	36,831,700	36,210,190
Income before income taxes	810,156	1,522,996	8,377,474	8,697,346
Income tax expense	257,463	480,919	2,805,312	2,742,213
Net income	$552,693	$1,042,077	$5,572,162	$5,955,133
Basic net income per share	$0.04	$0.06	$0.35	$0.29
Diluted net income per share	$0.04	$0.06	$0.34	$0.28
Weighted average number of common shares outstanding	15,299,717	17,936,142	15,717,421	20,591,302
Weighted average number of common and potential common shares outstanding	15,982,127	18,446,228	16,399,831	21,101,388
__________________________________

(1)	Financial information for the year ended September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

Consolidated balance sheet data:
Total assets	$1,027,079	$1,004,936	$1,010,645	$979,777	$1,010,361	$1,027,079	$1,010,361
Cash and cash equivalents	30,343	39,951	64,564	48,732	99,463	30,343	99,463
Loans receivable, net	714,761	672,830	656,212	627,740	606,367	714,761	606,367
Other real estate owned	3,411	3,290	4,487	5,508	7,316	3,411	7,316
Securities available for sale	184,404	189,791	182,982	191,995	188,743	184,404	188,743
Transaction accounts	327,373	328,961	328,012	310,891	314,201	327,373	314,201
Total deposits	738,855	734,238	736,803	701,475	717,192	738,855	717,192
Borrowings	62,000	50,000	50,000	55,000	55,000	62,000	55,000
Total stockholders’ equity	204,931	208,919	211,246	213,186	224,955	204,931	224,955

Consolidated earnings summary:
Interest income	$10,519	$9,365	$9,040	$8,969	$8,460	$37,893	$35,648
Interest expense	1,223	1,218	1,236	1,336	1,378	5,013	5,730
Net interest income	9,296	8,147	7,804	7,633	7,082	32,880	29,918
Provision for loan losses	—	—	(4)	4	(127)	—	(713)
Net interest income after provision for loan losses	9,296	8,147	7,808	7,629	7,209	32,880	30,631
Noninterest income	1,496	3,816	3,451	3,566	3,708	12,329	14,277
Noninterest expense	9,982	9,050	9,064	8,735	9,394	36,832	36,211
Income tax expense	257	1,001	761	786	481	2,805	2,742
Net income	$553	$1,912	$1,434	$1,674	$1,042	$5,572	$5,955

Per share data:
Earnings per share – basic	$0.04	$0.12	$0.09	$0.10	$0.06	$0.35	$0.29
Earnings per share – fully diluted	$0.04	$0.12	$0.09	$0.10	$0.06	$0.34	$0.28
Cash dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.20	$0.20

Weighted average basic shares	15,300	15,560	15,835	16,175	17,936	15,717	20,591
Weighted average diluted shares	15,982	16,210	16,376	16,710	18,446	16,400	21,101
Total shares outstanding	16,028	16,404	16,664	16,963	18,261	16,028	18,261

Book value per share	$12.79	$12.74	$12.68	$12.57	$12.32	$12.79	$12.32
Tangible book value per share	$12.48	$12.44	$12.39	$12.29	$12.06	$12.48	$12.06
__________________________________

(1)	Financial information at and for the year ended September 30, 2014 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

Loans receivable:
1-4 family residential real estate	$188,044	$182,290	$179,748	$167,582	$163,656	$188,044	$163,656
Commercial real estate	416,576	394,417	380,691	368,308	356,642	416,576	356,642
Commercial	37,444	31,847	31,271	30,824	28,298	37,444	28,298
Real estate construction	77,217	70,189	70,758	67,196	63,485	77,217	63,485
Consumer and other	6,392	4,924	4,632	4,800	5,139	6,392	5,139
Total loans receivable (1)	$725,673	$683,667	$667,100	$638,710	$617,220	$725,673	$617,220

Allowance for loan losses:
Balance at beginning of period	$9,433	$9,409	$9,507	$9,471	$9,263	$9,471	$12,113
Charge-offs	(263)	(54)	(59)	(153)	(342)	(529)	(1,266)
Recoveries	319	78	41	109	677	547	887
Provision (2)	—	—	(80)	80	(127)	—	(2,263)
Balance at end of period	$9,489	$9,433	$9,409	$9,507	$9,471	$9,489	$9,471

Nonperforming assets: (3)
Nonaccrual loans	$4,114	$4,310	$3,410	$3,274	$3,508	$4,114	$3,508
Loans delinquent 90 days or greater and still accruing	14	—	—	64	736	14	736
Total nonperforming loans	4,128	4,310	3,410	3,338	4,244	4,128	4,244
Other real estate owned (4)	3,411	3,290	4,487	5,508	7,316	3,411	7,316
Total nonperforming assets	$7,539	$7,600	$7,898	$8,846	$11,560	$7,539	$11,560

Troubled debt restructuring:
Troubled debt restructurings - accruing	$6,046	$6,105	$6,064	$6,094	$6,154	$6,046	$6,154
Troubled debt restructurings - nonaccrual	1,607	1,790	1,673	1,673	1,674	1,607	1,674
Total troubled debt restructurings	$7,653	$7,895	$7,737	$7,767	$7,828	$7,653	$7,828
__________________________________

(1)
Included in the loan balances are loans that were previously covered under loss share agreements with the FDIC in the amount of $46.8 million, $50.0 million, $68.0 million, and $70.6 million at June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

(2)
In prior periods, only the Company’s loss share percentage of the provision for covered loan losses was recognized in the Statement of Income as a provision expense (benefit). The remainder was recorded as an increase (decrease) to the FDIC receivable for loss sharing agreements in the Statement of Financial Condition.

(3)
Loans that were previously covered under loss share agreements with the FDIC and were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table due to the recognition of accretion income established at the time of acquisition.

(4)
Included in the balances is OREO that was previously covered under loss share agreements with the FDIC in the amount of $2.4 million, $3.3 million, $4.6 million, and $5.6 million at June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

Return on equity (annualized)	1.06%	3.62%	2.69%	3.09%	1.78%	2.62%	2.28%
Return on assets (annualized)	0.22%	0.76%	0.58%	0.68%	0.41%	0.56%	0.56%
Net interest margin (annualized)	4.05%	3.62%	3.54%	3.47%	3.14%	3.67%	3.22%
Net interest margin, excluding the effects of purchase accounting (1)	3.37%	3.21%	3.31%	3.14%	2.95%	3.26%	2.87%
Bank tier 1 leverage ratio (2)	16.04%	16.70%	16.73%	18.31%	17.67%	16.04%	17.67%
Bank total risk-based capital ratio	21.71%	22.88%	23.42%	26.46%	27.90%	21.71%	27.90%
Effective tax rate	31.78%	34.36%	34.67%	31.96%	31.58%	33.49%	31.53%
Yield on loans	5.40%	5.02%	4.95%	5.14%	5.05%	5.13%	5.36%
Cost of deposits	0.42%	0.43%	0.43%	0.48%	0.49%	0.44%	0.50%

Asset quality ratios: (3)
Allowance for loan losses as a % of total loans	1.30%	1.33%	1.37%	1.49%	1.55%	1.30%	1.55%
Allowance for loan losses as a % of nonperforming loans	229.85%	196.86%	248.17%	254.47%	199.64%	229.85%	199.64%
Nonperforming assets as a % of total loans and OREO	1.03%	0.82%	0.74%	0.75%	1.09%	1.03%	1.09%
Nonperforming assets as a % of total assets	0.73%	0.55%	0.48%	0.48%	0.65%	0.73%	0.65%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.15)%	(0.01)%	0.02%	(0.01)%	0.10%	(0.17)%	0.08%
__________________________________

(1)
Net interest income excluding accretion and amortization of loss share loans receivable divided by average net interest earning assets excluding average loan accretable discounts in the amount of $3.8 million, $3.9 million, $5.1 million, $5.5 million, and $6.1 million for the quarters ended September 30, 2015, June 30, 2015, March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

(2)
During the quarter ended March 31, 2015, an upstream of capital was made between the bank and the holding company in the amount of $17.5 million to be used primarily for the repurchase of the Company's outstanding shares.

(3)
Due to the early termination of the FDIC loss share agreements in the fourth quarter of fiscal 2015, ratios for the three and twelve months ended September 30, 2015, include all previously covered assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition. Ratios for periods prior to September 30, 2015, represent non-covered data only.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	9/30/2015			9/30/2014
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$21,165	$8	0.15%	$115,090	$64	0.22%
FHLB common stock and other equity securities	3,387	34	4.01	3,443	32	3.72
Mortgage-backed securities and collateralized mortgage obligations available for sale	147,514	691	1.87	173,113	819	1.89
Other investment securities available for sale (1)	39,603	243	2.46	15,744	16	0.41
Loans receivable (1)(2)(3)(4)	706,724	8,009	4.53	595,959	7,161	4.81
Accretion and amortization of loss share loans receivable (5)		1,534	0.86		368	0.24
Total interest-earning assets	918,393	10,519	4.58	903,349	8,460	3.75
Total noninterest-earning assets	98,994			118,774
Total assets	$1,017,387			$1,022,123
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$178,538	$57	0.13%	$173,813	$42	0.10%
Bank rewarded checking	46,915	23	0.20	45,798	27	0.23
Savings accounts	51,300	3	0.02	48,734	2	0.02
Money market deposit accounts	126,889	69	0.22	123,641	70	0.23
Certificate of deposit accounts	232,738	511	0.88	238,705	635	1.06
Total interest-bearing deposits	636,380	663	0.42	630,691	776	0.49
Borrowed funds	58,773	560	3.81	55,000	602	4.38
Total interest-bearing liabilities	695,153	1,223	0.70	685,691	1,378	0.80
Noninterest-bearing deposits	100,544			87,829
Other noninterest-bearing liabilities	13,379			14,024
Total noninterest-bearing liabilities	113,923			101,853
Total liabilities	809,076			787,544
Total stockholders' equity	208,311			234,579
Total liabilities and stockholders' equity	$1,017,387			$1,022,123
Net interest income		$9,296			$7,082
Net interest earning assets (6)		$223,240			$217,658
Net interest rate spread (7)			3.88%			2.95%
Net interest margin (8)			4.05%			3.14%
Net interest margin, excluding the effects of purchase accounting (9)			3.37%			2.95%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.11%			131.74%
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(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $3.8 million and $6.1 million for the quarters ended September 30, 2015 and September 30, 2014, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	9/30/2015			9/30/2014
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$42,836	$93	0.22%	$138,859	$331	0.24%
FHLB common stock and other equity securities	3,304	143	4.33	3,671	135	3.67
Mortgage-backed securities and collateralized mortgage obligations available for sale	159,738	3,050	1.91	181,836	3,613	1.99
Other investment securities available for sale (1)	27,206	618	2.27	18,273	72	0.40
Loans receivable (1)(2)(3)(4)	662,283	30,431	4.59	587,486	28,410	4.84
Accretion and amortization of loss share loans receivable (5)		3,558	0.53		3,087	0.52
Total interest-earning assets	895,367	37,893	4.23	930,125	35,648	3.83
Total noninterest-earning assets	105,145			130,908
Total assets	$1,000,512			$1,061,033
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$171,792	$214	0.12%	$175,265	$190	0.11%
Bank rewarded checking	48,272	100	0.21	47,701	114	0.24
Savings accounts	49,782	10	0.02	48,367	10	0.02
Money market deposit accounts	125,151	265	0.21	126,578	281	0.22
Certificate of deposit accounts	227,917	2,138	0.94	252,374	2,660	1.05
Total interest-bearing deposits	622,914	2,727	0.44	650,285	3,255	0.50
Borrowed funds	54,513	2,286	4.19	57,211	2,475	4.33
Total interest-bearing liabilities	677,427	5,013	0.74	707,496	5,730	0.81
Noninterest-bearing deposits	98,340			80,157
Other noninterest-bearing liabilities	12,203			12,104
Total noninterest-bearing liabilities	110,543			92,261
Total liabilities	787,970			799,757
Total stockholders' equity	212,542			261,276
Total liabilities and stockholders' equity	$1,000,512			$1,061,033
Net interest income		$32,880			$29,918
Net interest earning assets (6)		$217,940			$222,629
Net interest rate spread (7)			3.49%			3.02%
Net interest margin (8)			3.67%			3.22%
Net interest margin, excluding the effects of purchase accounting (9)			3.26%			2.87%
Ratio of average interest-earning assets to average interest-bearing liabilities			132.17%			131.47%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and, therefore, does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion and amortization of the indemnification asset.

(5)	Accretion of accretable purchase discount on loans acquired in FDIC-assisted acquisitions and amortization of the overstatement of FDIC indemnification asset.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting represents net interest income excluding accretion and amortization of loss share loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $4.6 million and $4.9 million for the three months ended September 30, 2015 and September 30, 2014, respectively.